UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CEVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: N/A

	2)	Aggregate number of securities to which transaction applies: N/A

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	4)	Proposed maximum aggregate value of transaction: N/A

	5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: N/A

	2)	Form, Schedule or Registration Statement No.: N/A

	3)	Filing Party: N/A

	4)	Date Filed: N/A

April 9, 2015

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CEVA, Inc., a Delaware corporation (referred to herein as “we”, “our” or the “Company”), will be held on Wednesday, May 20, 2015, at 8:30 a.m., local time, at The Intercontinental Times Square, 300 West 44th Street, New York City, New York for the purpose of considering and voting upon the following matters:

1.	To elect eight directors, as specifically set forth in the attached proxy statement, to serve until the 2016 annual meeting of stockholders or until their successors are elected and qualified;

2.	To approve an amendment and restatement of the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,150,000 shares to 2,500,000 shares;

3.	To ratify the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2015;

4.	Advisory vote to approve named executive officer compensation; and

5.	To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

Our Board of Directors recommends a vote “FOR” all the proposals.

This is not a ballot. You cannot use this notice to vote these shares. Complete proxy materials, consisting of our proxy statement, our annual report for the fiscal year ended December 31, 2014 and the proxy card, are available to you on-line at HTTP://materials.proxyvote.com/157210. You will need your “Stockholder Control Number” (which can be found in the bottom right hand corner of this notice) for access. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may vote online, by mail, by telephone or in person. If you wish to vote on-line, you will need your Stockholder Control Number and access to the voting web address at HTTP://materials.proxyvote.com/157210. If you wish to vote by telephone, you will need your Stockholder Control Number and call the toll free number set forth in the proxy materials. If you wish to vote by mail, simply print out the proxy card included on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card. If you wish to vote in person at the Annual Meeting of Stockholders, simply check the box on the proxy card that you plan to attend. Your proxy card will not be used if you are present and prefer to vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 20, 2015:

(1) This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2) The proxy statement, our annual report for the fiscal year ended December 31, 2014 and proxy card are available at HTTP://materials.proxyvote.com/157210.

(3) If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 6, 2015 to facilitate timely delivery. To request a paper copy of these items, either:

•	Call our toll-free number 1–800-579-1639; or

•	Visit our website at www.proxyvote.com; or

•	Send us an e-mail at sendmaterial@proxyvote.com

Please clearly identify the items you are requesting, our company name, and your name along with the Stockholder Control Number, and the name and address to which the materials should be mailed.

By Order of the Board of Directors

/s/ Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer